EXHIBIT 32
Certification by the Chief Executive Officer and Chief Financial Officer

Relating to a Periodic Report Containing Financial Statements
I, Robert F. Beard, Chief Executive Officer, and I, Daniel J. Platt, Chief Financial Officer, of UGI Utilities, Inc., a Pennsylvania corporation (the “Company”), hereby certify that to our knowledge:

(1)
The Company’s periodic report on Form 10-Q for the period ended December 31, 2015 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

CHIEF EXECUTIVE OFFICER		CHIEF FINANCIAL OFFICER

/s/ Robert F. Beard		/s/ Daniel J. Platt
Robert F. Beard		Daniel J. Platt

Date:	February 5, 2016	Date:	February 5, 2016